Exhibit 99.1

175 Ghent Road Fairlawn, Ohio 44333 www.omnova.com

News Release

Contact:	Sandi Noah	Michael Hicks
	Communications	Investor Relations
	(330) 869-4292	(330) 869-4411

OMNOVA SOLUTIONS RECEIVES CONTINUED LISTING STANDARDS NOTICE

FROM THE NYSE

FAIRLAWN, OHIO, November 28, 2008 – OMNOVA Solutions Inc. (NYSE: OMN), today announced that, as a result of the recent volatile market activity affecting the Company’s common stock, it was notified by the New York Stock Exchange (the “NYSE”) on November 25, 2008, that it has fallen below compliance with the continued listing criteria related to 30-day average minimum share price. The Company intends to notify the NYSE within 10 business days of its intent to cure the deficiency within the six month cure period provided by NYSE rules, or by May 25, 2009. OMNOVA’s common stock will continue to be listed on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

OMNOVA Solutions Inc. is a technology-based company with proforma 2007 sales of $836 million and a current workforce of approximately 2,730 employees worldwide. OMNOVA is an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces for a variety of commercial, industrial and residential end-uses. Visit OMNOVA Solutions on the internet at www.omnova.com.

This news release may contain forward-looking statements concerning trends, expectations, estimates, forecasts and projections relating to the Company and its business, industries, markets, products, results of operations, financial condition, accounting policies and management judgments, among other things. These statements are intended to qualify for the protections afforded forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be

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OMNOVA Add 1

identified by the use of forward-looking terms such as “may,” “should,” “projects,” “forecasts,” “seeks,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “optimistic”, “likely,” “will,” “would,” “could,” or similar terms. There are many risks, uncertainties and factors that could cause actual results or outcomes to differ materially from those expressed in or implied by the Company’s forward-looking statements. Some of these risks, uncertainties and factors include, but are not limited to, the following: general economic trends affecting the Company’s end-use markets; prices and availability of raw materials including styrene, butadiene, vinyl acetate monomer, polyvinyl chloride, acrylics and textiles; ability to increase pricing to offset raw material cost increases; product substitution and/or demand destruction due to product technology, performance or cost disadvantages; customer and/or competitor consolidation; ability to successfully develop and commercialize new products; customer ability to compete against increased foreign competition; ability to successfully implement productivity enhancement and cost reduction initiatives; operational issues at the Company’s facilities; the Company’s strategic alliance, joint venture and acquisition activities; acts of war or terrorism, natural disasters or other acts of God; changes in governmental and regulatory policies; compliance with extensive environmental, health and safety laws and regulations; rapid inflation in health care costs and assumptions used in determining health care cost estimates; risks associated with foreign operations including political unrest and fluctuations in exchange rates of foreign currencies; prolonged work stoppage resulting from labor disputes with unionized workforce; assumptions used in determining pension plan expense and funding, such as return on assets and discount rates and changes in pension funding regulations; litigation against the Company including adverse litigation judgment or settlement and absence of or inadequacy of insurance coverage for such litigation, judgments or settlements; availability of financing to fund operations and, if available, the rates and terms of such financing; substantial debt and leverage and the ability to service that debt including increases in applicable short or long-term borrowing rates; and continuing to meet the listing requirements of the New York Stock Exchange. The Company disclaims any obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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